UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2022

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Life Partners Position Holder Trust Life Partners IRA Holder Partnership, LLC
(Exact name of registrants as specified in its charter)

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Texas

Texas

(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Bryan Street, Suite 1800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 560-5404

(Registrants’ Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2022 the Life Partners Position Holder Trust (the “Trust”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Red Lion Square Holdings, LLC (the “Prospective Buyer”) to sell PHT Holdings I, LLC and PHT Holdings II, LLC, the wholly-owned entities that, respectively, hold title to the Trust’s life settlement and viatical insurance policies (the “Policies”).  Through this sale, the Trust intends to liquidate the bulk of its assets and to distribute the proceeds to Unit holders.

The purchase price, which is subject to adjustment under the terms of the Sale Agreement, is $198 Million, an amount that is slightly higher than the Net Asset Value of the Policies, as reported in the Trust’s latest quarterly regulatory filing.

The Purchase Agreement provides for the reopening of the Trust’s bankruptcy action and the Trust’s seeking of a Clarification Order from the Bankruptcy Court, confirming the Prospective Purchaser’s rights in the Policies upon the closing of the purchase.  The Parties anticipate the closing of the purchase will follow immediately upon the receipt of the Clarification Order, which the parties anticipate will be obtained in September, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: May 20, 2022	By:	/s/ Michael J. Quilling
Michael J. Quilling
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: May 20, 2022	By:	/s/ Michael J. Quilling
Michael J. Quilling
Manager

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